DEPOSIT AGREEMENT


     DEPOSIT AGREEMENT dated as of June 17, 1998 among MEDITRUST CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                                   WITNESSETH:

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company's Preferred Stock (as hereinafter defined) with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) representing fractional interests in the shares of Preferred Stock deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

     "Amendments" shall have the meaning set forth in Section 2.10 hereof.

     "Article Thirteenth" shall have the meaning set forth in Section 2.10 hereof.

     "Certificate of Designation" shall mean the Certificate of Powers, Designations, Preferences and Rights of the 9% Series A Cumulative Redeemable Preferred Stock of the Company, setting forth the terms of the Preferred Stock, filed Secretary of State of the State of Delaware, including any certificate subsequently filed with the Secretary of State of the State of Delaware in accordance with the DGCL and setting forth a statement that a specified decrease in the number of shares of Preferred Stock has been authorized by the Company.

     "Certificate of Incorporation" shall mean the restated certificate of incorporation, as the same may be further amended or restated from time to time, of the Company, including all certificates of designation filed as part of such certificate of incorporation.

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     "Company" shall mean Meditrust Corporation, a Delaware corporation, and its successors.

     "Corporate Office" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at the office of the Depositary's service agent, Boston EquiServe Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021.

     "DGCL" means the General Corporation Law of the State of Delaware, as in effect from time to time, or any successor thereto.

     "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

     "Depositary" shall mean State Street Bank and Trust Company, a Massachusetts trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder, which successor shall also have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     "Depositary Share" shall mean a fractional interest of 1/10th of a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder; provided that if any deposited Preferred Stock is converted into Excess Stock as contemplated by
Section 2.10 hereof, the term "Depositary Share" shall mean, in the case of the Depositary Shares representing such Excess Stock, a fractional interest of 1/10th of a share of such Excess Stock and, subject to the provisions of Article Thirteenth, the same proportionate interest in any and all other property received by the Depositary in respect of such share of such Excess Stock and held under this Deposit Agreement. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share representing deposited Preferred Stock is entitled, proportionately with all other owners of Depositary Shares representing deposited Preferred Stock, to all rights, preferences and privileges of the Preferred Stock represented by such Depositary Shares, and each owner of a Depositary Share representing Excess Stock issued upon conversion of deposited Preferred Stock is entitled, proportionately with all other owners of Depositary Shares representing Excess Stock issued upon conversion of deposited Preferred Stock, to all rights, preferences and privileges of the Excess Stock represented by such Depositary Share, in each case including the dividend, voting, distribution, redemption and liquidation rights contained in the Certificate of Designation and any other rights, preferences and privileges contained in the Certificate of Incorporation.


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     "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.5.

     "Excess Stock" shall have the meaning set forth in Section 2.10 hereof.

     "New York Office" shall mean the office maintained by the Depositary in the Borough of Manhattan, The City of New York for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts (and payment of amounts due upon such redemption), purchase of Receipts as contemplated by Section 2.10 hereof (and payment of amounts due upon such purchase), payment and distribution of all other monies and property payable or distributable in respect of Receipts, and deposit and withdrawal of Preferred Stock and of Excess Stock issued upon conversion of deposited Preferred Stock, which office at the date of this Deposit Agreement is located at Securities Transfer and Reporting Services, 55 Broadway, New York, New York 10006.

     "Preferred Stock" shall mean the Company's 9% Series A Cumulative Redeemable Preferred Stock, $.10 par value per share.

     "Prohibited Owner" shall have the meaning set forth in the definition of such term in Article Thirteenth as if the reference in such definition to "Equity Securities" also included a reference to Receipts and Depositary Shares.

     "Proxy Statement" shall have the meaning set forth in Section 2.10.

     "Receipt" shall mean a depositary receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form (subject to Section 2.1) set forth as Exhibit A hereto.

     "record date" shall mean the date fixed pursuant to Section 4.4.

     "record holder" or "holder" as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books maintained by the Depositary for such purpose.

     "Registrar" shall mean State Street Bank and Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts, the Preferred Stock or any Excess Stock issued on conversion of Preferred Stock, as the case may be, as herein provided.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Transfer Agent" shall mean State Street Bank and Trust Company or any bank or trust company appointed to transfer the Receipts, the Preferred Stock or any Excess Stock issued on conversion of Preferred Stock, as the case may be, as herein provided.


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     "Trustee" shall have the meaning set forth in Article Thirteenth.

                                   ARTICLE II

                  FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                        EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

     Section 2.1 Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided; provided that, if Receipts are initially issued in temporary form and, prior to the availability of Receipts in definitive form, the Certificate of Incorporation is amended by the Amendments, then the third paragraph of the legend appearing on the face of the form of Receipt set forth as Exhibit A hereto and Sections 11 and 19 of such form of Receipt may be appropriately modified to reflect that the Amendments have become effective. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, word-processed, mimeographed or otherwise reproduced, substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office, the New York Office and such additional offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited or the Excess Stock issued upon conversion of deposited Preferred Stock, as the case may be, as definitive Receipts.

     Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that such signature may be a facsimile if a Registrar (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding


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sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

     Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject or, in the case of Receipts evidencing Depositary Shares representing Excess Stock, which are contemplated by Section 2.10.

     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     Section 2.2 Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 700,000 shares of Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary. In the event that the over-allotment option granted to the underwriters pursuant to the Underwriting Agreement dated June 10, 1998 between the Corporation, Morgan Stanley & Co. Incorporated and the other underwriters named therein is exercised in whole or in part and the issuance of the Depositary Shares issuable upon exercise of such option occurs after the date of this Agreement, the Company shall, on or prior to the date of delivery of such Depositary Shares, deliver to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing the shares of Preferred Stock represented by such Depositary Shares (which shall not exceed
105.000 shares of Preferred Stock in the aggregate), properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary. Concurrently with each delivery of certificates, the Company is delivering or shall deliver, as the case may be, to the Depositary (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and


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(ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written or oral order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock. The Depositary acknowledges receipt of the deposited Preferred Stock delivered on the date of this Deposit Agreement and shall be deemed to acknowledge receipt of any deposited Preferred Stock delivered after the date of this Deposit Agreement in connection with any exercise of such over-allotment option, together in each case with all related documentation, and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar, Transfer Agent and paying agent for the Preferred Stock and any Excess Stock issued upon conversion of Preferred Stock in Boston, Massachusetts and the Borough of Manhattan, The City of New York, and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it and of deposited Excess Stock issued upon conversion of deposited Preferred Stock and held by it or any Depositary's Agent (including, following notice from the Company (which the Company agrees that it will deliver to the Depositary as promptly as practicable), any such changes resulting from the conversion of deposited Preferred Stock into Excess Stock or of Excess Stock into Preferred Stock) by notation, book-entry or other appropriate method.

     If required by the Depositary, Preferred Stock or Excess Stock issued on conversion of Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or Excess Stock, as the case may be, or to receive other property that any person in whose name the Preferred Stock or Excess Stock, as the case may be, is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock or Excess Stock, as the case may be, or in lieu thereof such agreement of indemnity or other agreements as shall be satisfactory to the Depositary.

     Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the New York Office or, if requested by the person requesting such delivery, at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.


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     Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Certificate of Designation, as such may be amended from time to time.

     The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     In the event that, as contemplated by Section 2.10 hereof, any deposited Preferred Stock is converted into Excess Stock, the Company will, unless otherwise required by law or Article Thirteenth, designate the Depositary as the Trustee for such Excess Stock and the certificates evidencing such Excess Stock shall be deposited with the Depositary hereunder. If the Trustee for such Excess Stock is not the Depositary, then the Company shall cause such Trustee to execute and deliver to the Depositary a written instrument wherein such Trustee shall state that it is holding such Excess Stock for the Depositary as a Depositary's Agent. Any such Excess Stock, whether held by the Depositary or another Trustee, shall be deemed to have been deposited under this Deposit Agreement.

     Section 2.3 Optional Redemption of Preferred Stock for Cash. Whenever the Company shall elect to redeem deposited shares of Preferred Stock for cash in accordance with the provisions of the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date of such proposed redemption and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Certificate of Designation, including the amount, if any, of accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of such redemption. The Depositary shall mail, first-class postage prepaid, notice furnished by the Company of the redemption of the Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "cash redemption date"), to the holders of record at the close of business on the record date fixed for such notice pursuant to Section 4.4 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary, but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the validity of the proceedings for redemption except as to any holder to whom notice was defective or not given. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the cash redemption date;
(ii) the cash redemption price; (iii) the number of shares of deposited Preferred Stock and Depositary Shares to be redeemed; (iv) the place or places (which shall include the Borough of Manhattan, The City of New York) where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; (v) that dividends on the shares of


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Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue on such cash redemption date, and (vi) if fewer than all the Depositary Shares evidenced by Receipts held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot or by any other equitable method determined by the Company (a) that will not give the Company the right to purchase Receipts, Depositary Shares or shares of Preferred Stock represented by such Depositary Shares pursuant to the provisions of
Section 7.5 of the Company's by-laws and (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL, that will not result in the conversion of any Preferred Stock into Excess Stock. The Company shall also cause notice of redemption to be published in the Wall Street Journal or, if such newspaper is not then being published, any other daily newspaper of general circulation in The City of New York at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the cash redemption date.

     In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Certificate of Designation) of the Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of redemption), the Depositary shall redeem, as of the same redemption date as the Preferred Stock being so redeemed, the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph and to pay all amounts due upon such redemption) all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price together with accrued and unpaid dividends thereon (including, without limitation, accumulated dividends, if any, for prior dividend periods) and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares representing such Preferred Stock so called for redemption (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price per Depositary Share of $25, plus 1/10th of the accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods), if any, payable on one share of Preferred Stock upon such redemption, plus 1/10th of any other money and other property payable in respect of one such share of Preferred Stock upon such redemption. The foregoing shall be further subject to the terms and conditions of the Certificate of Designation.


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     Anything herein to the contrary notwithstanding, the holders of record of
Receipts evidencing Depositary Shares representing Preferred Stock at the close of business on a record date for the payment of dividends on the Preferred Stock will be entitled to receive the dividend payable with respect to the Preferred Stock represented by the Depositary Shares evidenced by such Receipts on the corresponding dividend payment date for the Preferred Stock notwithstanding the redemption of such Preferred Stock or Depositary Shares after such record date and on or prior to such dividend payment date or the Company's default in the payment of the dividend due on such dividend payment date, in which case the amount payable upon redemption of such Depositary Shares will not include any amount in respect of such dividend (and the full amount of the dividend payable for the applicable dividend period shall instead be paid on such dividend payment date to the holders of record of such Receipts on such record date as aforesaid).

     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     If the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL and, thereafter, any deposited Preferred Stock is converted into Excess Stock and any such Excess Stock is to be redeemed in connection with the redemption of deposited Preferred Stock, then, subject to the other provisions of this Deposit Agreement, the provisions of this Section
2.3 shall apply, mutatis mutandis, to the redemption of such Excess Stock.

     Section 2.4 Registration of Transfer of Receipts. The Company hereby appoints the Depositary as the Registrar, Transfer Agent and paying agent for the Receipts in Boston, Massachusetts and the Borough of Manhattan, The City of New York and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement. No service charge will be made for any registration of transfer or exchange of Receipts, but the Company or the Depositary may require payment of any transfer tax or similar governmental charge payable in connection therewith. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Section 2.5 Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office, the New York Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing


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

the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Section 2.6 Surrender of Receipts and Withdrawal of Preferred Stock. Any holder of a Receipt or Receipts evidencing Depositary Shares representing deposited Preferred Stock may withdraw any or all of the deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office, the New York Office or at such other office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but, except as provided below in this Section 2.5, holders of such whole or fractional shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder or (subject to Section 2.4) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

     The Depositary shall deliver the deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the New York Office or, if requested by the holder surrendering such Receipt or Receipts, at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.


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     If the Amendments become effective in accordance with the DGCL and, thereafter, any deposited Preferred Stock is converted into Excess Stock, then, subject to the other provisions of this Deposit Agreement, the foregoing provisions of this Section 2.6 shall apply, mutatis mutandis, to the withdrawal of such Excess Stock. Anything herein to the contrary notwithstanding, in the event that any Excess Stock is withdrawn and such Excess Stock thereafter is converted back into Preferred Stock pursuant to Article Thirteenth, then such Preferred Stock may be subsequently deposited under this Deposit Agreement.

     Section 2.7 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any transfer tax or similar governmental charge payable with respect thereto (including any such tax or charge with respect to the Preferred Stock or Excess Stock being deposited or withdrawn); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement or as may be required by any securities exchange upon which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

     The deposit of Preferred Stock or Excess Stock may be refused, the delivery of Receipts against Preferred Stock or Excess Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

     Section 2.8 Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with
(i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

     Section 2.9 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

     Section 2.10 Restrictions on Transfer; Excess Stock. As set forth in the Joint Proxy Statement/Prospectus dated May 18, 1998 (the "Proxy Statement") of The Meditrust Companies and La Quinta Inns, Inc., the Company is soliciting the vote of its stockholders in favor of amendments the (the "Amendments") to its Certificate of Incorporation which would (i) add a new Article Thirteenth to such Certificate of Incorporation in the form set forth as Annex E to the Proxy Statement ("Article Thirteenth") and (ii) authorize a new class of capital stock of the Company to be known as Excess Stock ("Excess Stock"). The Receipts and the Depositary Shares represented thereby are subject to the provisions of
Section 7.5 of the Company's by-laws and, if the Amendments are approved and become effective in accordance with the DGCL, then, from and after the date on which the Amendments shall have become effective in accordance with the DGCL, the Receipts and the Depositary Shares represented thereby shall also be subject to the provisions of Article Thirteenth and (i) for purposes of applying Section
7.5 of the Company's by-laws and, if the Amendments become effective as aforesaid, Article Thirteenth, each holder of any Receipts will be deemed to be the owner of the number of shares (including fractional shares) of Preferred Stock represented by the Depositary Shares evidenced by such Receipts and (ii) except as otherwise expressly stated in this Deposit Agreement, Section 7.5 of the Company's by-laws and, if the Amendments become effective as aforesaid, Article Thirteenth shall apply to such holder and such Receipts and Depositary Shares as if (A) such holder owned the shares (including fractional shares) of Preferred Stock represented by such Depositary Shares directly, (B) such Receipts evidenced such shares (including fractional shares) of Preferred Stock and (C) each such Depositary Share was a fractional share of Preferred Stock, mutatis mutandis.

     If the Amendments become effective as described in the first paragraph of this Section 2.10, then the deposited Preferred Stock represented by the Depositary Shares evidenced by any Receipt may be converted into Excess Stock upon the terms and conditions set forth in Article Thirteenth and, upon any such conversion of deposited Preferred Stock into Excess Stock, the Depositary Shares which previously represented such shares of Preferred Stock shall be deemed to represent such shares of Excess Stock and the Prohibited Owner of such Depositary Shares shall submit the Receipts evidencing such Depositary Shares to the Company for registration in the name of the applicable Trustee; provided that if fewer than all of the shares of Preferred Stock represented by the Depositary Shares evidenced by a Receipt are converted into Excess Stock, the Depositary will deliver to the holder of such Receipt, upon submission of such Receipt to the Depositary as aforesaid, a new Receipt evidencing the Depositary Shares representing the shares of Preferred Stock which have not been converted into Excess Stock. In the event of the conversion of any deposited Preferred Stock into Excess Stock, the Company and the Depositary shall take such actions as may be necessary or appropriate so that the Receipts evidencing Depositary Shares representing such Excess Stock are appropriately and conspicuously marked to indicate that they evidence Depositary Shares representing Excess Stock and not Depositary Shares representing Preferred Stock, it being the intention of the parties hereto that no Receipt shall evidence both Depositary Shares representing Preferred Stock and Depositary Shares representing Excess Stock, and that all Receipts evidencing Depositary Shares representing Excess Stock shall be registered in the name of the applicable Trustee. In the event that any shares of deposited Preferred Stock are converted into Excess Stock as aforesaid, the Company will promptly provide the Depositary with the names and addresses of the Prohibited Owners of the Depositary Shares representing such shares of Excess Stock and the Depositary will make appropriate notations in its stock transfer books.

     If, pursuant to Section 7.5 of its by-laws, the Company purchases any shares of Preferred Stock represented by Depositary Shares, the Company will, prior to such purchase, provide the Depositary with the names of the specific holders of the Receipts evidencing such Depositary Shares and, on or prior to the day of purchase, the Company will pay to the Depositary an amount equal to the purchase price of such shares of Preferred Stock, together with accrued and unpaid dividends thereon (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of purchase, and the Depositary will apply such monies to purchase such Depositary Shares from the holders identified by the Company as aforesaid against surrender of such Depositary Receipts. Anything in the Company's by-laws to the contrary notwithstanding, the purchase price for each Depositary Share purchased by the Company pursuant to this Section 2.10 shall be equal to 1/10th of the purchase price payable under
Section 7.5 of the Company's by-laws per share of Preferred Stock to be purchased as aforesaid, plus 1/10th of the accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) on one share of such Preferred Stock to the date of purchase, plus 1/10th of any other money or other property payable in respect of one share of such Preferred Stock.

     If the Amendments become effective as described in the first paragraph of this Section 2.10 and, thereafter, any shares of Preferred Stock deposited hereunder are converted into Excess Stock and any Prohibited Owner shall be entitled to receive any monies, securities or other property from the applicable Trustee pursuant to Section 13.2(f) or 13.2(i) of Article Thirteenth, or if any dividend or other distribution of monies, securities or other property shall be paid or made upon such Excess Stock then, unless Article Thirteenth provides that such monies, securities or other property shall be held by the applicable Trustee for the benefit of, or distributed or paid to, the applicable Beneficiary (as defined in Article Thirteenth), the Company will cause such monies, securities or other property to be paid or distributed, as the case may be, to the Depositary and, prior to the date of payment or distribution of such monies, securities or other property, the Company will provide the Depositary with the names of the Prohibited Owners of the Depositary Shares representing such Excess Stock and the Depositary will pay or distribute, as the case may be, such monies, securities and property to such Prohibited Owners, with the amount payable or distributable in respect of each such Depositary Share being equal to 1/10th of the amount payable or distributable per share of Excess Stock.

     In the event that any Preferred Stock deposited hereunder is converted into Excess Stock and, thereafter, such Excess Stock is, pursuant to Article Thirteenth, converted back into Preferred Stock, then the Depositary Shares which were previously deemed to represent such Excess Stock shall thereafter automatically be deemed to represent such Preferred Stock and such Depositary Shares and the Receipts evidencing such Depositary Shares shall be restored to their previous status under this Deposit Agreement. In such case, the Company and the Depositary shall cause the Trustee to submit the Receipts evidencing the Depositary Shares representing the Excess Stock which is being converted back into Preferred Stock to the Depositary and, upon the conversion of such Excess Stock into Preferred Stock, the Depositary shall issue new Receipts evidencing Depositary Shares representing such Preferred Stock, such Receipts to be registered in the name of the persons entitled thereto pursuant to Article Thirteenth, and shall deliver such Receipts in accordance with the provisions of Article Thirteenth and as directed by the Company.

     If fewer than all of the Depositary Shares evidenced by a Receipt are purchased by the Company pursuant to Section 7.5 of its by-laws or, if the Amendments become effective as described in the first paragraph of this Section 2.10, by the Company or a Permitted Transferee (as defined in Article Thirteenth) pursuant to Article Thirteenth, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not so purchased by the Company or such Permitted Transferee, as the case may be. The Depositary and the Company will cooperate in good faith to carry out the terms of this Section 2.10, subject to the other terms and provisions of this Deposit Agreement.

                                  ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

     Section 3.1 Filing Proofs, Certificates and Other Information. Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Stock or Excess Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     Section 3.2 Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.7, or to provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or Excess Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution on such Preferred Stock or Excess Stock may be withheld, and any part or all of the Preferred Stock or Excess Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale).

Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

     Section 3.3 Representations and Warranties as to Preferred Stock. In the case of the initial deposit of the Preferred Stock hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Stock, when issued, will be validly issued, fully paid and nonassessable and any Excess Stock issued upon conversion of such Preferred Stock, when issued, will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

     Section 3.4 Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/10th fractional interest in a deposited share of Preferred Stock or, in the event that the Amendments shall become effective in accordance with applicable law and any deposited Preferred Stock is converted into Excess Stock, a legal and valid 1/10th fractional interest in a share of deposited Excess Stock. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts and any conversion of deposited Preferred Stock into Excess Stock.

                                   ARTICLE IV

                          THE PREFERRED STOCK; NOTICES

     Section 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Preferred Stock or deposited Excess Stock, the Depositary shall, subject to Section 3.2 and the last sentence of this Section 4.1, (i) distribute to record holders of Receipts evidencing Depositary Shares representing deposited Preferred Stock on the record date fixed pursuant to Section 4.4 such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders and (ii) distribute to record holders of Receipts evidencing Depositary Shares representing deposited Excess Stock on the record date fixed pursuant to Section
4.4 such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares held by such holders (subject to the obligation, if any, of the applicable Trustee to distribute certain such cash dividends or other cash distributions to the applicable Prohibited Owners as contemplated by Article Thirteenth); provided, however, that in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock or Excess Stock represented by the

Depositary Shares which are evidenced by the Receipts held by any holder or owned by any Prohibited Owner an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares evidenced by such Receipts shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts evidencing Depositary Shares representing Preferred Stock then outstanding or to record holders of Receipts evidencing Depositary Shares representing Excess Stock then outstanding, as the case may be. Notwithstanding the foregoing, (i) if less than all of the outstanding Depositary Shares are to be redeemed as contemplated by Section 2.3 hereof and the Depositary Shares to be so redeemed are not selected pro rata, then only the holders of the Receipts evidencing the Depositary Shares selected for redemption will be entitled to receive the cash redemption price therefor or any other amounts payable upon such redemption; and (ii) if any Depositary Shares are purchased by the Company pursuant to Section 7.5 of its by-laws as contemplated by Section 2.10 hereof, then only the holders of the Receipts evidencing such Depositary Shares shall be entitled to receive the purchase price therefor or any other amounts payable upon such purchase; and (iii) in the event that the Amendments shall become effective in accordance with applicable law and, thereafter, any deposited Preferred Stock is converted into Excess Stock then (A) any monies payable under Section 13.2(i) of Article Thirteenth upon a sale or other disposition of such Excess Stock shall be payable only to the Prohibited Owner of the Depositary Shares representing such Excess Stock and as otherwise provided by Article Thirteenth, (B) the Depositary Shares representing Excess Stock shall not represent a fractional interest in or be entitled to share in or receive any monies, securities or other property (including any rights, preferences or privileges referred to in Section 4.3) payable, distributable or offered in respect of the deposited Preferred Stock and (C) the Depositary Shares representing deposited Preferred Stock shall not represent a fractional interest in or be entitled to share in or receive any monies, securities or other property (including any rights, preferences or privileges referred to in Section 4.3) payable, distributable or offered in respect of Excess Stock.

     Section 4.2 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Stock or deposited Excess Stock, the Depositary shall, subject to Section 3.2 and the last sentence of Section 4.1, (i) distribute to record holders of Receipts evidencing Depositary Shares representing deposited Preferred Stock on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by the Depositary in respect of the deposited Preferred Stock as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders and (ii) distribute to record holders of Receipts evidencing Depositary Shares representing deposited Excess Stock on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by the Depositary in respect of the deposited Excess Stock as are, as nearly as practicable, in proportion to the respective number of such Depositary Shares, evidenced by the Receipts held by such holders (subject to the obligation, if any, of the applicable Trustee to distribute certain such securities or property to the applicable Prohibited Owners as contemplated by Article Thirteenth), in each case in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders of Receipts evidencing Depositary Shares representing Preferred Stock or among record holders of Receipts evidencing Depositary Shares representing Excess Stock, as the case may be, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of the applicable Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

     Section 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Stock or deposited Excess Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary, subject to the last sentence of Section 4.1,
(i) to the record holders of Receipts evidencing Depositary Shares representing such Preferred Stock and (ii) to the record holders of Receipts evidencing Depositary Shares representing such Excess Stock (subject to the obligation, if any, of the applicable Trustee to make available certain such rights, preferences or privileges to the applicable Prohibited Owners as contemplated by Article Thirteenth), in each case in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts or, if applicable, any Prohibited Owners or Beneficiary to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective as promptly as practicable and, in any event, sufficiently in advance of the expiration of such rights, preferences or privileges to enable such persons to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts or, if applicable, any Prohibited Owners or Beneficiary any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective and the Company shall have provided to the Depositary an opinion of legal counsel to such effect or unless the offering and sale of such securities to such persons are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges or related securities or any securities or property referred to in Section 4.2 to be made available to holders of Receipts or, if applicable, any Prohibited Owners or Beneficiary, the Company agrees to take such action or obtain such authorization, consent or permit prior to the distribution of such rights, preferences or privileges or such securities or property referred to in Section 4.2, as the case may be, and further agrees, in the case of any such related securities, to use its best efforts to take such action or obtain such authorization, consent or permit as promptly as practicable and, in any event, sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     Section 4.4 Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the deposited Preferred Stock or Excess Stock issued upon conversion of deposited Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Stock or such Excess Stock are entitled to vote or of which holders of such Preferred Stock or such Excess Stock are entitled to notice or (ii) any election on the part of the Company to redeem any such shares of Preferred Stock or Excess Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock or Excess Stock, as the case may be) for the determination of the holders of Receipts who shall be entitled (x) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or redemption.

     Section 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preferred Stock or deposited Excess Stock issued upon conversion of deposited Preferred Stock are entitled to vote, the Depositary, as soon as practicable thereafter, shall mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the Preferred Stock or such Excess Stock, as the case may be, represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date (which shall be the same as the record date for the Preferred Stock and the Excess Stock), the Depositary shall vote or cause to be voted the Preferred Stock or Excess Stock, as the case may be, represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. Each share of Preferred Stock and Excess Stock is entitled to ten votes and, accordingly, each Depositary Share is entitled to one vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or such Excess Stock, as the case may be, or cause such Preferred Stock or such Excess Stock, as the case may be, to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock or Excess Stock, as the case may be, represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Stock or Excess Stock represented by the Depositary Shares evidenced by such Receipt.

     Section 4.6 Changes Affecting Preferred Stock and Reclassifications, Recapitalization, etc. Upon any change in the liquidation preference, or upon any split-up, combination or any other reclassification of Preferred Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company,
(i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (b) the ratio of the redemption price or, for purposes of Section 2.10 hereof, purchase price per Depositary Share to the redemption price or purchase price, as the case may be, of a share of Preferred Stock, in each case as may be required to fully reflect the effects of such change in liquidation preference, split-up, combination or other reclassification of Preferred Stock, or of such recapitalization, reorganization, merger, consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger or consolidation or sale of all or substantially all the assets of the Company, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the deposited Preferred Stock evidenced by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter or other governing instruments of the resulting, surviving or transferee entity (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Stock for securities or property or cash of the surviving entity in connection with the transactions set forth above. The Company shall cause any such surviving entity (if other than the Company) expressly to assume the obligations of the Company hereunder, by written instrument or agreement executed and delivered on or prior to the effective date of such transaction.

     In the event that the Amendments become effective in accordance with applicable law and, thereafter, any Excess Stock is issued upon conversion of deposited Preferred Stock, then the terms and provisions of the preceding paragraph of this Section 4.6 shall also be applicable to such Excess Stock as if each reference therein to Preferred Stock were a reference to Excess Stock, mutatis mutandis, and, without limitation to the foregoing, if any adjustment of the nature referred to in clause (i) of the first sentence of such paragraph is made in respect of the Preferred Stock or the Depositary Shares representing Preferred Stock, the same adjustments shall be made in respect of the Excess Stock and the Depositary Shares representing the Excess Stock.

     Section 4.7 Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office, the New York Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Stock and made generally available to the holders of the Preferred Stock or that are both received by the Depositary (or a Depositary's Agent) as the holder of deposited Excess Stock issued upon conversion of deposited Preferred Stock and made generally available to holders of such Excess Stock. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.5.

     Section 4.8 List of Holders of Receipts. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary. Promptly upon request from time to time by the Depositary, the Company shall furnish to the Depositary a list, as of a recent date specified by the Depositary, of the names and addresses of all Prohibited Owners and their respective ownership interests in Depositary Shares representing Excess Stock.

     Section 4.9 Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of Internal Revenue Service Forms 1099 for all open and closed accounts, (ii) foreign tax withholding, (iii) back-up withholding (or any withholding as may be required at the then applicable rate) on dividends paid and other distributions made to eligible holders of Receipts, (iv) mailing Internal Revenue Service Forms W-9 to new holders of Receipts without a certified taxpayer identification number, (v) processing certified Internal Revenue Service Forms W-9, (vi) preparation and filing of state information returns and (vii) escheatment services.

     Section 4.10 Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                    ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

     Section 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain (i) at the New York Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts (and payment of amounts due upon such redemption) and purchase of Receipts as contemplated by
Section 2.10 hereof (and payment of amounts due upon such purchase) and for other payments and distributions in respect of the Depositary Shares and the Receipts, and deposit and withdrawal of Preferred Stock and Excess Stock issued upon conversion of deposited Preferred Stock and (ii) at the Corporate Office and at the offices of the Depositary's Agents, if any, facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts (and payment of amounts due upon such redemption) and purchase of Receipts as contemplated by Section 2.10 hereof (and payment of amounts due upon such purchase) and for other payments and distributions in respect of the Depositary Shares and the Receipts and deposit and withdrawal of Preferred Stock and Excess Stock issued upon conversion of deposited Preferred Stock, all in accordance with the provisions of this Deposit Agreement. Without limitation to the foregoing provisions of this Section 5.1, the Company shall at all times maintain a paying agent, Transfer Agent and Registrar for the Receipts and the Preferred Stock and Excess Stock issued upon conversion of deposited Preferred Stock in the Borough of Manhattan, The City of New York.

     The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, the Depositary shall, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption, purchase and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by law or applicable stock exchange regulations.

     Section 5.2 Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Certificate of Incorporation (including the Certificate of Designation) or, in the case of the Company, the Depositary, any Depositary's Agent or any Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     Section 5.3 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, deposited Excess Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be reasonably required.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts or Prohibited Owners, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or any deposited Excess Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

     The Depositary, its parent, affiliates, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Stock and any deposited Excess Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, any deposited Excess Stock, the Depositary Shares, the Receipts (except its signature or countersignature thereon) or any instruments referred to herein or therein, or as to the correctness of any statement made herein or therein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

     The Company agrees that it will register the deposited Preferred Stock, any Excess Stock issued upon conversion of deposited Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.

     Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and pursuant to which it shall agree to become the depositary under this Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock, any deposited Excess Stock issued upon conversion of deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts and any list of the names and addresses of Prohibited Owners of Depositary Shares representing Excess Stock that may be in the possession of the predecessor. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts and any Prohibited Owners whose names and addresses have been furnished to such successor Depositary.

     Any corporation, association or other entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     Section 5.5 Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Certificate of Incorporation, the Company's by-laws or the Certificate of Designation to be furnished by the Company to holders of the deposited Preferred Stock and Excess Stock issued upon conversion of deposited Preferred Stock and, if requested by the holder of any Receipt or any Prohibited Owner of Depositary Shares, a copy of this Deposit Agreement, the form of Receipt, the Certificate of Designation and the form of Preferred Stock certificate. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts and the Prohibited Owners at the Company's expense such other documents as may be requested by the Company.

     Section 5.6 Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, negligence or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

     Section 5.7 Fees, Charges and Expenses. No charges or expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.7. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the deposit of the Preferred Stock, any Excess Stock issued upon conversion of Preferred Stock and any Preferred Stock issued upon conversion of Excess Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock or Excess Stock issued upon conversion of Preferred Stock at the option of the Company, any purchase of Preferred Stock or Excess Stock issued upon conversion of Preferred Stock by the Company or a Permitted Transferee as contemplated by
Section 2.10 hereof or Article Thirteenth, all withdrawals of the Preferred Stock or Excess Stock issued upon conversion of Preferred Stock by holders of Depositary Shares, and in connection with all other services provided, and all other duties performed, by the Depositary under this Agreement. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as agreed between the Depositary and the Company from time to time. The amount of the fees and expenses of the Depositary, any Depositary's Agent and any Registrar which are payable by the Company pursuant to this Section 5.7 shall be as agreed upon by the Company and the Depositary, such Depositary's Agent or such Registrar, as the case may be, from time to time. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     Section 6.1 Amendment. The Receipts and any provision of this Deposit Agreement (including any provision of the form of Receipt attached as Exhibit A hereto) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Designation or to the rights granted to the holders of Excess Stock issued upon conversion of Preferred Stock pursuant to the Certificate of Incorporation shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.6, Section 2.7 and Article III hereof, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Stock or any deposited Excess Stock issued upon conversion of deposited Preferred Stock, as the case may be, together in each case with all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

     Section 6.2 Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if
(i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor thereto) or (ii) the holders of Receipts evidencing at least a majority of the outstanding Depositary Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder (but subject to the provisions, if applicable, of Section 2.10 hereof), such number of whole or fractional shares of deposited Preferred Stock or, if applicable, Excess Stock issued upon conversion of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any cash or other property held by the Depositary in respect of such Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its best efforts to list the Preferred Stock issued upon surrender of the Receipts evidencing the Depositary Shares represented thereby on a national securities exchange. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3 or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock and, if applicable, deposited Excess Stock issued upon conversion of deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under
Section 5.6 and Section 5.7.

                                  ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

     Section 7.2 Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     Section 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     Section 7.4 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by overnight courier, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

               Meditrust Corporation
               197 First Avenue
               Needham Heights, Massachusetts 02194-9127
               Attention: Michael S. Benjamin
               Telephone No.: (781) 433-6000

or at any other address of which the Company shall have notified the Depositary in writing.

     Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by overnight courier, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

     Any notices given to any record holder of a Receipt or, if applicable, any Prohibited Owner or the Beneficiary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by overnight courier, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, in the case of a Prohibited Owner or the Beneficiary, at its address provided to the Depositary by the Company or, if such holder or Prohibited Owner or the Beneficiary, as the case may be, shall have filed with the Depositary in a timely manner a written request that notices intended for such person be mailed or delivered to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt or, if applicable, from any Prohibited Owner or the Beneficiary, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     Section 7.5 Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action, except that no such notice shall be required if the Depositary's Agent in question is Boston EquiServe Limited Partnership.

     Section 7.6 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof. In addition, Prohibited Owners of Depositary Shares representing Excess Stock issued upon conversion of deposited Preferred Stock shall be entitled to the rights and benefits expressly granted to such Prohibited Owners under this Agreement.

     Section 7.7 Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     Section 7.8 Inspection of Deposit Agreement and Certificate of Designation. Copies of this Deposit Agreement and the Certificate of Designation shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office, the New York Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

     Section 7.9 Headings. The headings of articles and sections in this Deposit Agreement (including Exhibit A hereto) and in the Receipts have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the

Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, Meditrust Corporation and STATE STREET BANK AND TRUST COMPANY have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                            MEDITRUST CORPORATION



                            By: ________________________________________________
                                Name:
                                Title:


                            STATE STREET BANK AND TRUST COMPANY



                            By: ________________________________________________
                                Name:
                                Title:

                                    EXHIBIT A
                                 Form of Receipt

                            [FORM OF FACE OF RECEIPT]

     The Company (as defined herein) will furnish to any holder hereof who so requests and any other stockholder who so requests, without charge, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Company will also furnish without charge to each holder hereof who so requests, without charge, a copy of the Deposit Agreement (as defined below) and a copy of the Certificate of Designation with respect to the Stock (as defined below) of the Company. Any such request may be made to the Secretary of the Company at its principal office or to the Depositary (as defined below).

     The shares of Stock represented by the Depositary Shares (as defined below) evidenced by this Receipt (as defined below) are subject to restrictions in the by-laws of the Company which prohibit any person from acquiring or maintaining any ownership interest in the stock of the Company which is inconsistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), pertaining to real estate investment trusts and which permit the Company to purchase from any stockholder such number of shares sufficient to maintain or bring the ownership of stock of the Company into conformity with such requirements of the Code. The Deposit Agreement provides that this Receipt and the Depositary Shares evidenced by this Receipt are subject to the foregoing provisions of the Company's by-laws as if the holder hereof owned the shares (including fractional shares) of Stock represented by such Depositary Shares directly, and this Receipt and the Depositary Shares evidenced hereby are therefore subject to the restrictions on ownership and transfer set forth in, and may be purchased by the Company in accordance with, the provisions and restrictions in its by-laws referred to above. The holder of this Receipt by his or her acceptance hereof consents to be bound by such provisions and restrictions.

     As set forth in the Joint Proxy Statement/Prospectus dated May 18, 1998 (the "Proxy Statement") of The Meditrust Companies and La Quinta Inns, Inc., the Company is soliciting the vote of its stockholders in favor of amendments (the "Amendments") to its certificate of incorporation which would (i) add a new Article Thirteenth to such certificate of incorporation in the form set forth as Annex E to the Proxy Statement ("Article Thirteenth") and (ii) authorize a new class of capital stock of the Corporation to be known as Excess Stock ("Excess Stock"). The provisions of Article Thirteenth prohibit (a) any Person (as such term and other capitalized terms used in this paragraph and not defined in this Receipt are defined in Article Thirteenth) (other than a Look-Through Entity) from Beneficially Owning or Constructively Owning in excess of 9.25% of the number of outstanding shares of any class or series of Equity Stock, (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock in the Company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article Thirteenth of the certificate of incorporation of the Company. If the Amendments are approved and become effective in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), then, from and after the date on which the Amendments shall have become effective in accordance with the DGCL, the Stock shall be subject to all of the terms and provisions of Article Thirteenth and the Deposit Agreement provides that, from and after such effective date (1) this Receipt and the Depositary Shares evidenced by this Receipt will be subject to the provisions of Article Thirteenth as if the holder hereof owned the shares (including fractional shares) of Stock represented by such Depositary Shares directly and (2) the Stock represented by the Depositary Shares evidenced by this Receipt may be converted into Excess Stock of the Company upon the terms and conditions set forth in Article Thirteenth and, upon any such conversion into Excess Stock, the Prohibited Owner shall submit this Receipt to the Company for registration in the name of the applicable Trustee, all on the terms and subject to the conditions set forth in the Deposit Agreement. The holder of this Receipt by his or her acceptance hereof consents to be bound by such provisions and restrictions in the event the Amendments become effective as aforesaid.

     DRC- This Depositary Receipt is transferable in Boston, MA or New York,
          New York.

      See reverse for certain definitions.

                 DEPOSITARY RECEIPT FOR DEPOSITARY SHARES CUSIP
                     EACH REPRESENTING 1/10TH OF A SHARE OF
                9% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                              MEDITRUST CORPORATION
                            (a Delaware corporation)

     State Street Bank and Trust Company, as Depositary (the "Depositary", which term includes any successor depositary under the Deposit Agreement referred to below), hereby certifies that ____________________________________ is the registered owner of ____________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/10th of one share of 9% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share (the "Stock"), of Meditrust Corporation, a Delaware corporation (the "Company", which term, as used herein, includes it successors), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of June 17, 1998 (as the same may be amended or supplemented from time to time, the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of depositary receipts ("Receipts") issued thereunder. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, then this Receipt may be signed by the facsimile signature of a duly authorized signatory of the Depository so long as it is countersigned by the manual signature of a duly authorized signatory of such Registrar.

     This Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:

                            STATE STREET BANK AND TRUST COMPANY,
                            as Depositary, Transfer Agent and Registrar

                            By: _________________________________
                                Authorized Signatory

                          [FORM OF REVERSE OF RECEIPT]
                              MEDITRUST CORPORATION

     1. The Deposit Agreement. Receipts, of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement (as defined on the face hereof). The Deposit Agreement (copies of which are on file at the Corporate Office of the Depositary and at the office of any agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

     2. Definitions. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

     3. Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' notice of the date of such proposed redemption and of the number of such shares of Stock held by the Depositary to be redeemed and the applicable redemption price. The Depositary shall mail, first-class postage prepaid, notice furnished by the Company of the redemption of Stock and the proposed simultaneous redemption of Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the holders of record at the close of business on the record date fixed for such redemption pursuant to the Deposit Agreement of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. Any such notice shall also be published in the manner specified in the Deposit Agreement. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such Stock so called for redemption; provided, that the Company shall then have paid in full to the Depositary the cash redemption price of the Stock to be redeemed (including any accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of redemption). If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata or by lot or by any other equitable method determined by the Company (a) that will not give the Company the right to purchase Receipts, Depositary Shares or shares of Stock represented by such Depositary Shares pursuant to any provisions in its by-laws allowing the purchase of its capital stock to preserve the status of the Company as a real estate investment trust for federal income tax purposes and (b) if the Amendments (as defined on the face hereof) become effective in accordance with the DGCL (as defined on the face hereof), that will not result in the conversion of any Stock into Excess Stock (as defined on the face hereof) of the Corporation. Notice having been mailed as aforesaid, from and after the redemption date (unless the

Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the notice of redemption and to pay in full the redemption price therefor (including accrued and unpaid dividends (including accumulated dividends, if any, for prior dividend periods)), all dividends in respect of the shares of Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price together with accrued and unpaid dividends, if any, thereon (including, without limitation, accumulated dividends, if any, for prior dividend periods) and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price per Depositary Share of $25, plus 1/10th of the accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods), if any, payable on one share of Stock upon such redemption, plus 1/10th of any other money and other property payable in respect of one such share of Stock upon such redemption. The foregoing is subject to the further terms and conditions of the Certificate of Designation and the Deposit Agreement. If fewer than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the cash redemption price, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     4. Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office or the New York Office or at such other office as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, without unreasonable delay, to or upon the order of such holder, any or all of the Stock (in whole or fractional shares of Stock) and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Stock and such money and other property, if any, to be withdrawn, deliver to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of Depositary Shares.

     5. Transfers, Split-Ups, Combinations. Subject to the Deposit Agreement, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt by the holder hereof in person or by a duly authorized attorney to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender the Depositary shall sign and deliver a Receipt or Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. Subject to the terms of the Deposit Agreement, this Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

     6. Conditions to Signing and Delivery, Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any transfer tax or similar governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish consistent with the provisions of the Deposit Agreement or as may be required by any securities exchange upon which the deposited Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

     7. Suspension of Delivery, Transfer, etc. The deposit of Stock may be refused, the delivery of this Receipt against Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

     8. Amendment. The Receipts and any provision of the Deposit Agreement (including any provision of the form of Receipt attached as an exhibit thereto) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which (i) shall materially and adversely alter the rights of holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Stock pursuant to the Certificate of Designation shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the Depositary Shares evidenced by Receipts then outstanding. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, as provided in the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the deposited Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     9. Charges and Expenses. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Receipts.

     10. Title to Receipts. Title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt is transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

     11. Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Receipts evidencing Depositary Shares representing the deposited Stock on the record date fixed pursuant to the Deposit Agreement such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock represented by the Depositary Shares which are evidenced by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares evidenced by such Receipts shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. Notwithstanding the foregoing, (i) if less than all of the outstanding Depositary Shares are to be redeemed and the Depositary Shares to be so redeemed are not selected pro rata, then only the record holders of the Receipts evidencing the Depositary Shares selected for redemption will be entitled to receive the cash redemption price therefor or any other amounts payable upon such redemption; and (ii) if any Depositary Shares are purchased by the Company pursuant to Section 7.5 of its by-laws, then only the record holders of the Receipts evidencing such Depositary Shares shall be entitled to receive the purchase price therefor or any other amounts payable upon such purchase; and
(iii) in the event that the Amendments become effective in accordance with applicable law and, thereafter, any Stock is converted into Excess Stock, then, anything herein to the contrary notwithstanding, any monies, securities or other property (including any rights, preferences or privileges) payable, distributable or offered in respect of the Stock or the Excess Stock shall be paid, distributed or offered, as the case may be, to the persons specified, and as otherwise provided, in the Deposit Agreement.

     12. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences and privileges).

     13. Notice of Distributions, Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the deposited Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Stock are entitled to vote or of which holders of such Stock are entitled to notice or
(ii) any election on the part of the Company to redeem any such shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (x) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

     14. Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Stock are entitled to vote, the Depositary, as soon as practicable thereafter, shall mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified date fixed as provided in the Deposit Agreement will be entitled, subject to any applicable provisions of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Receipt on such record date, the Depositary shall vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Receipt. The Depositary shall not be required to exercise discretion in voting the Stock represented by the Depositary Shares evidenced by this Receipt.

     15. Reports, Inspection of Transfer Books. The Depositary shall transmit to the record holders of Receipts at the addresses recorded in the Depositary's books copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Certificate of Incorporation, the Company's by-laws or the Certificate of Designation to be furnished by the Company to holders of the deposited Stock that are received by the Depositary from the Company. The Depositary shall keep books at the Corporate Office and the New York Office for the registration and transfer of Receipts, which books at all reasonable times will be open for inspection by the record holders of Receipts.

     16. Liability of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary, any Depositary's Agent or any Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of this Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

     17. Obligations of the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to the holder hereof other than from acts or omissions arising out of conduct constituting bad faith, negligence or willful misconduct in the performance of such duties as are specifically set forth in the Deposit Agreement.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be reasonably required.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Stock for deposit, any holder of this Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     18. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor thereto) or (ii) the holders of Receipts evidencing a majority of the outstanding Depositary Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any cash or other property held by the Depositary in respect of such Receipt. In the event that the Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company has agreed in the Deposit Agreement to use its best efforts to list the Stock issued upon surrender of the Receipts evidencing the Depositary Shares represented thereby on a national securities exchange. Upon the termination of the Deposit Agreement, the Company shall be discharged of all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7 of the Deposit Agreement.

     19. Excess Stock. The Deposit Agreement contains certain provisions which will affect the Receipts, the Depositary Shares and the rights and obligations of the owners and holders thereof in the event that the Amendments become effective in accordance with applicable law and, thereafter, deposited Stock is converted into Excess Stock or Excess Stock is converted into deposited Stock, and this Receipt and the rights and obligations of the holder hereof are expressly qualified by, and made subject to, all such provisions. Without limitation to the foregoing, in the event that the Amendments become effective in accordance with applicable law and, thereafter, any Stock is converted into Excess Stock pursuant to Article Thirteenth then, upon the terms and subject to the conditions set forth in the Deposit Agreement, (i) the Depositary Shares which previously represented the shares of Stock so converted shall instead be deemed to represent such shares of Excess Stock, (ii) such Depositary Shares, the Receipts evidencing such Depositary Shares and such Excess Stock shall be subject to the other terms and provisions, and entitled to the rights and benefits, set forth in the Deposit Agreement, (iii) the Depositary Shares representing Excess Stock shall not represent a fractional interest in or be entitled to receive any monies, securities or other property (including any rights, preferences or privileges) payable, distributable or offered in respect of deposited Stock and (iv) the Depositary Shares representing deposited Stock shall not represent a fractional interest in or be entitled to receive any monies, securities or other property (including any rights, preferences or privileges) payable, distributable or offered in respect of such Excess Stock, all on the terms and conditions set forth in the Deposit Agreement.

     20. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     The following abbreviations when used in the instructions on the face of this Receipt shall be construed as though they were written out in full according to applicable laws or regulations.



TEN COM -   as tenants in common           UNIF GIFT MIN ACT - ________________ Custodian ____________
TEN ENT -   as tenants by the                                      (Cust)                   (Minor)
            entireties
                                                               Under Uniform Gifts to Minors Act
JT TEN  -   as joint tenants with
            right of survivorship
            and not as tenants in                              ____________________________
            common                                                      (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT

     For value received, _________________________________ hereby sell(s), assign(s) and transfers) unto

               PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
                               NUMBER OF ASSIGNEE

     Please Print Or Typewrite Name And Address Including Postal Zip Code Of Assignee



     Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint _____________________________________
Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: _____________________            Signed: ________________________________

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.